SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 25, 2004

Exact name of registrants as specified in
Commission	their charters, address of principal executive	IRS Employer
File Number	offices and registrants' telephone number	Identification Number
1-14465	IDACORP, Inc.	82-0505802
1-3198	Idaho Power Company	82-0130980
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200

State or Other Jurisdiction of Incorporation: Idaho

None
Former name or former address, if changed since last report.

IDACORP, Inc.
IDAHO POWER COMPANY
Form 8-K

Item 5. Other Events And Regulation FD Disclosure

General Rate Case
In an order issued on May 25, 2004 in Idaho Power Company's general rate case, the Idaho Public Utilities Commission (IPUC) approved an average 5.2 percent increase ($25.3 million) in Idaho Power Company's electric rates, effective June 1, 2004.

Idaho Power filed its general rate case in October 2003, requesting the IPUC to approve an increase in its annual revenues of $85.6 million, or 17.7 percent.  Idaho Power reduced that request to about 14.5 percent, or $70 million, when it filed its rebuttal testimony in March 2004. The reduced amount reflected changes in expenses, including the resolution of a depreciation case, lower payroll-related expenses and a change in pension cost recovery method.

In its order, the IPUC approved a return on equity of 10.25 percent, compared to the 11.2 percent Idaho Power requested, and an overall rate of return of 7.85 percent, compared to the 8.33 percent the company requested. The IPUC reduced the $1.55 billion in rate base requested for its Idaho jurisdiction to $1.52 billion.

Reductions made by the IPUC in test year expenses included $13.4 million in income tax expense, $9.1 million in expense for employee pensions and $4.4 million in annual depreciation expense.

In order to encourage conservation, the IPUC approved higher rates for residential and small-commercial customers during the summer months.  The 12.5 percent higher summer rate applies to use over 300 kWh. The commission also ordered time-of-use rates to be phased in for industrial customers, asked Idaho Power to submit a proposal for a conservation program for industrial customers and opened a new case to determine how to avoid financial disincentives to Idaho Power for participating in conservation efforts.

Idaho Power is in the process of reviewing the IPUC order. The company and other interested parties have until June 15 to petition the IPUC for reconsideration.

Power Cost Adjustment
Also on May 25, the IPUC released its order on the annual power cost adjustment (PCA).  The PCA is a mechanism that increases or decreases customer rates each year to reflect above-average or below-average costs of supplying power.  In its order, the IPUC approved Idaho Power's request to collect approximately $71 million over base rates, effective June 1. The Commission approved an adjustment to the PCA mechanism that will eliminate any over- or under-collections of revenue due to changes in customer consumption. The IPUC also directed Idaho Power Company and the IPUC staff to informally examine the costs included in the PCA that relate to replacement power for the Valmy steam generating plant outage in summer 2003 and try to reach a settlement. Any adjustment would be reflected in next year's PCA.

Copies of the orders are available on the commission's Web site at www.puc.state.id.us and also available for public inspection at the commission's offices at 472 W. Washington St. in Boise.

Stray Voltage Litigation
On May 18, 2004, Herculano and Frances Alves d/b/a Green River Dairy in Buhl, Idaho filed a complaint against Idaho Power Company in Idaho State Court in Twin Falls, Idaho.  Idaho Power expects to accept service of the Complaint on May 27, 2004.  The Plaintiffs allege damages in excess of $10,000 with the actual amount to be determined at trial claiming that Idaho Power wrongfully discharged and caused electricity to be improperly discharged into the ground injuring the Plaintiffs' right to use and enjoy their property and adversely affecting their dairy cows.

The Company is unable to predict the outcome of this matter but intends to vigorously defend its position and believes this matter, except for the Company's self-insured retention of $1 million, will be covered by insurance and, with coverage, will not have a material adverse effect on Idaho Power's consolidated financial position, results of operation or cash flows.

Certain statements contained in this current report on Form 8-K, including statements with respect to future earnings, ongoing operations, and financial conditions, are "forward-looking statements" within the meaning of federal securities laws.  Although IDACORP and Idaho Power believe that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements.  Important factors that could cause actual results to differ materially from the forward-looking statements include: changes in governmental policies and regulatory actions, including those of the Federal Energy Regulatory Commission, the Idaho Public Utilities Commission and the Oregon Public Utility Commission, with respect to allowed rates of return, industry and rate structure, acquisition and disposal of assets and facilities, operation and construction of plant facilities, relicensing of hydroelectric projects, recovery of purchased power, recovery of other capital investments, and present or prospective wholesale and retail competition (including but not limited to retail wheeling and transmission costs) and other refund proceedings; litigation resulting from the energy situation in the western United States; economic, geographic and political factors and risks; changes in and compliance with environmental and safety laws and policies; weather variations affecting customer energy usage; operating performance of plants and other facilities; system conditions and operating costs; population growth rates and demographic patterns; pricing and transportation of commodities; market demand and prices for energy, including structural market changes; changes in capacity and fuel availability and prices; changes in tax rates or policies, interest rates or rates of inflation; changes in actuarial assumptions; adoption of or changes in critical accounting policies or estimates; exposure to operational, market and credit risk; changes in operating expenses and capital expenditures; capital market conditions; rating actions by Moody's, Standard & Poor's and Fitch; competition for new energy development opportunities; results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings and general economic conditions; natural disasters, acts of war or terrorism; increasing health care costs and the resulting effect on health insurance premiums paid for employees and on the obligation to provide post retirement health care benefits; increasing costs of insurance, changes in coverage terms and the ability to obtain insurance; technological developments that could affect the operation and prospects of our subsidiaries or their competitors; legal and administrative proceedings (whether civil or criminal) and settlements that influence business and profitability; and new accounting or Securities and Exchange Commission requirements, or new interpretation or application of existing requirements.  Any such forward-looking statements should be considered in light of such factors and others noted in the companies' Form 10-K for the year 2003, the Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 and other reports on file with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2004

IDACORP, Inc.

By:/s/Darrel T. Anderson
Darrel T. Anderson
Vice President, Chief Financial
Officer and Treasurer

IDAHO POWER COMPANY

By:/s/Darrel T. Anderson
Darrel T. Anderson
Vice President, Chief Financial
Officer and Treasurer